American Funds Developing World Growth and Income Fund 6455 Irvine Center Drive Irvine, California 92618 (213) 486-9200

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

SHAW B. WAGENER, Vice Chairman, President and Principal Executive Officer, and JEFFREY P. REGAL, Treasurer and Principal Financial Officer of American Funds Developing World Growth and Income Fund (the "Registrant"), each certify to the best of his knowledge that:

1)	The Registrant's periodic report on Form N-CSR for the period ended November 30, 2015 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

AMERICAN FUNDS DEVELOPING WORLD GROWTH AND INCOME FUND	AMERICAN FUNDS DEVELOPING WORLD GROWTH AND INCOME FUND

/s/ Shaw B. Wagener	/s/ Jeffrey P. Regal
Shaw B. Wagener, Vice Chairman, President	Jeffrey P. Regal, Treasurer

Date: January 29, 2016	Date: January 29, 2016

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to AMERICAN FUNDS DEVELOPING WORLD GROWTH AND INCOME FUND and will be retained by AMERICAN FUNDS DEVELOPING WORLD GROWTH AND INCOME FUND and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.